UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

PANDORA MEDIA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

[The following information was sent to employees of Pandora Media, Inc. on October 15, 2018]

Pandora Employee FAQs

GENERAL

1.	What are the benefits of the transaction?

•	Joining with SiriusXM will give us the opportunity to accelerate our priorities, providing more opportunities to invest in technology and innovations that will take Pandora to the next level.

•	As a combined company, we are the largest audio entertainment company in the world. Together, we’ll drive growth by:

○	Leveraging SiriusXM’s content and programming with our ad-supported and subscription tiers to create unique audio packages.

○	Utilizing SiriusXM’s extensive automotive relationships to drive Pandora’s in-car distribution.

○	Capitalizing on cross-promotion opportunities across our combined audience, the largest digital audience in the U.S.

○	Supporting and strengthening Pandora’s highly relevant brand.

○	Continuing investments in content & technology, innovation and expanded monetization capabilities across both our platforms.

2.	Will Pandora continue to operate as a separate company following the close of the transaction?

•	After the closing, Pandora will operate as a wholly-owned subsidiary of SiriusXM.

•	The combined company will need both the SiriusXM and Pandora teams to continue running their businesses after we complete the transaction.

•	Over time, we’ll look for ways to work more closely together to drive growth of our combined business.

3.	When will the deal close?

•	We expect the deal to close in Q1 of 2019, following completion of certain closing conditions.

4.	What will happen to the Pandora brand?

•	The Pandora brand is here to stay and will be further supported and strengthened by SiriusXM after the close.

5.	Who will lead the combined company and where will it be headquartered?

•	SiriusXM will continue to be led by Jim Meyer as Chief Executive Officer.

•	The combined company will be headquartered in New York, where SiriusXM’s current HQ is located.

6.	Will we still launch podcasts this year? Will our product roadmap change?

•	Yes, we will still move forward with the podcast launch later this year and the employee beta is launching in mid October.

•	There will be no immediate changes to our product offerings or roadmap.

•	After the closing, we’ll look for ways over time to work more closely together to drive growth of our combined business.

7.	Will my manager, role or objectives change?

•	There will be no immediate changes as a result of this announcement.

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•	In the coming weeks, we will form an integration planning team to help plan for a smooth combination. We’ll keep you informed on our progress.

8.	What does this mean for Oakland and Pandora’s other locations? Will I be asked to move?

•	We don’t anticipate any significant changes to Pandora’s geographic footprint.

•	We will inform you if there are any changes or updates as we work through this process.

9.	Will we continue our expansion plans in Atlanta?

•	Yes, we’ve been making strong progress in Atlanta and will continue our hiring plans there.

•	We’ll be moving to the new office early next year.

10.	What does this mean for our AdsWizz colleagues?

•	There’s no change to AdsWizz as a result of this announcement. It’s business as usual for them as well.

11.	Will there be layoffs as a result of this transaction?

•	It is business as usual at Pandora. As always, personnel decisions will continue to be made based on the needs of the business.

•	The primary motivation of this transaction isn’t about cost savings, it’s about strategic growth.

12.	Are we still hiring? What should I say to prospective candidates?

•	Yes, this announcement has no impact on our current open positions or immediate hiring plans.

•	If you have a candidate in process or a newly hired employee, make sure to reach out to them and let them know we’re still excited to meet them and/or to have them join.

13.	What is a “go-shop” provision? Why is it part of the agreement?

•	While we are very excited about the transaction, the Board decided to include a “go-shop” provision in the deal to ensure we are maximizing the value of our company.

•	The “go-shop” provision allows us to explore the possibility of alternate proposals from other parties during a period which followed the execution date of the agreement and ends on October 24.

HR QUESTIONS

14.	Will there be any changes to compensation or benefits plans?

•	There will be no immediate changes to your pay, bonus or benefits.

•	In the coming weeks, we will form an integration planning team to help plan for a smooth combination after the close.

•	We are committed to keeping you informed as we move through this process and as decisions are made.

15.	What happens to the Pandora stock that I own? What about stock options and restricted stock units (RSUs)?

•	Upon the closing, holders of Pandora common stock will receive 1.44 newly issued SiriusXM shares for each share of Pandora.

•	Unvested Pandora RSUs will similarly convert to SiriusXM RSUs and continue to vest on the vesting schedule associated with the respective Pandora grant agreement.

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Unvested stock options will also convert to SiriusXM stock options, with appropriate modifications to the exercise price and number of shares subject to the option to preserve the economic value of the Pandora stock option at the time of the closing of the transaction.

•	Following the conversion, the value of your SiriusXM common stock, RSUs and stock options will fluctuate based on fluctuations in the value of SiriusXM shares.

•	See the examples below of how Pandora common stock and unvested RSUs will be treated in the transaction.

•	As we approach the closing, we will provide more information about common stock, RSU and stock option conversions. If you have immediate questions, please contact equity@pandora.com.

Example 1: For shares of Pandora common stock that you currently hold (from past stock option exercises or RSU vestings) – each share will be converted into 1.44 shares of SiriusXM common stock, rounding down to the nearest whole share:

e.g. 100 Pandora shares x 1.44 = 144 SiriusXM shares

Example 2: For unvested RSUs – each outstanding Pandora RSU immediately prior to the closing will convert into the right to receive 1.44 shares of SiriusXM common stock, rounding down to the nearest whole share:

e.g. 100 unvested Pandora RSUs x 1.44 = 144 unvested SiriusXM RSUs*

*Subject to the same vesting schedule and conditions as the original Pandora RSUs

16.	What will happen to Pandora’s Employee Stock Purchase Plan (ESPP)?

•	The ESPP will terminate in connection with the SiriusXM transaction, and the current offering period (which began on August 16, 2018) will be the final offering period.

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Depending on the exact closing date of the transaction, the current offering period will either continue until its normal expiration on February 15, 2019, or be terminated no later than the day before the closing of the transaction.

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Once terminated, all funds in your ESPP account will be used to purchase whole shares of Pandora common stock, which will then covert into SiriusXM common stock at the close of the transaction at the 1.44 exchange ratio specified in the transaction agreement.

•	We’ll continue to keep you informed about any changes to the ESPP and/or the ESPP termination.

17.	What if I no longer want to participate in the ESPP? Can I withdraw my funds?

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Yes. You may discontinue your contributions but still participate in the final purchase period using the payroll deductions contributed to date or you may completely withdraw your contributions and not participate in the final purchase period.

•	Changes to deductions and plan participation can be made through netbenefits.com or by calling a Fidelity Stock Plan Services Representative at 1-800-544-9354.

18.	Does SiriusXM have a 401(k) match?

•	Yes! SiriusXM offers a strong suite of benefits on par with other companies in the audio entertainment industry, including a 401(k) match.

•	We will provide additional details on any SiriusXM plans you may be eligible for closer to the closing.

19.	Will we still go through with any mid-year merit changes?

•	Yes, it’s business as usual for Pandora. We will continue to move forward with our mid-year merit planning and any related changes.

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20.	What will happen with U.S. employees on a visa?

•	U.S. employees on visas will continue as-is.

21.	Who is my contact for any HR questions?

•	Continue to reach out to your manager or humanresources@pandora.com with any HR questions.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger transaction involving Sirius XM Holdings Inc. (“Sirius”) and Pandora Media, Inc. (“Pandora”). Sirius intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement of Pandora and a prospectus of Sirius and each party will file other documents regarding the proposed transaction with the SEC. Any definitive proxy statement/prospectus will also be sent to the stockholders of Pandora seeking any required stockholder approval. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and stockholders of Pandora are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by Sirius and Pandora with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by Sirius may be obtained free of charge from Sirius at www.siriusxm.com, and the documents filed by Pandora may be obtained free of charge from Pandora at www.Pandora.com. Alternatively, these documents, when available, can be obtained free of charge from Sirius upon written request to Sirius,1290 Avenue of the Americas, 11th Floor, New York, New York 10104, Attn: Investor Relations, or by calling (212) 584-5100, or from Pandora upon written request to Pandora, 2101 Webster Street, Suite 1650, Oakland, California 94612 Attn: Investor Relations or by calling (510) 451-4100.

Sirius and Pandora and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Pandora in favor of the approval of the merger. Information regarding Sirius’ directors and executive officers is contained in Sirius’ Annual Report on Form 10-K for the year ended December 31, 2017, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018 and its Proxy Statement on Schedule 14A, dated April 23, 2018, which are filed with the SEC. Information regarding Pandora’s directors and executive officers is contained in Pandora’s Annual Report on Form 10-K for the year ended December 31, 2017, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018 and its Proxy Statement on Schedule 14A, dated April 10, 2018, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the proxy statement/prospectus when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based

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upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in Sirius’ and Pandora’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: ability to meet the closing conditions to the merger, including the approval of Pandora’s stockholders on the expected terms and schedule and the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; failure to realize the expected benefits from the proposed transaction; risks related to disruption of management time from ongoing business operations due to the proposed transaction; Sirius’ or Pandora’s substantial competition, which is likely to increase over time; Sirius’ or Pandora’s ability to retain subscribers or increase the number of subscribers is uncertain; Sirius’ or Pandora’s ability to profitably attract and retain subscribers; failing to protect the security of the personal information about Sirius’ or Pandora’s customers; interference to Sirius’ or Pandora’s service from wireless operations; Sirius and Pandora engage in substantial marketing efforts and the continued effectiveness of those efforts are an important part of Sirius’ and Pandora’s business; consumer protection laws and their enforcement; Sirius’ or Pandora’s failure to realize benefits of acquisitions or other strategic initiatives; unfavorable outcomes of pending or future litigation; the market for music rights, which is changing and subject to uncertainties; Sirius’ dependence upon the auto industry; general economic conditions; existing or future government laws and regulations could harm Sirius’ or Pandora’s business; failure of Sirius’ satellites would significantly damage its business; the interruption or failure of Sirius’ or Pandora’s information technology and communications systems; rapid technological and industry changes; failure of third parties to perform; Sirius’ failure to comply with FCC requirements; modifications to Sirius’ or Pandora’s business plan; Sirius’ or Pandora’s indebtedness; Sirius’ studios, terrestrial repeater networks, satellite uplink facilities or Sirius’ or Pandora’s other ground facilities could be damaged by natural catastrophes or terrorist activities; Sirius’ principal stockholder has significant influence over its affairs and over actions requiring stockholder approval and its interests may differ from interests of other holders of Sirius’ common stock; Sirius is a “controlled company” within the meaning of the NASDAQ listing rules; impairment of Sirius’ or Pandora’s business by third-party intellectual property rights; changes to Sirius’ dividend policies which could occur at any time; and risks related to the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures. The information set forth herein speaks only as of the date hereof, and Sirius and Pandora disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

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